 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-267583-04
PROSPECTUS SUPPLEMENT
(To Prospectus dated September 23, 2022)
$500,000,000 First Mortgage Bonds, Series AAAA, 5.40%, Due April 1, 2053
Duke Energy Indiana, LLC is offering $500 million aggregate principal amount of First Mortgage Bonds (the “Mortgage Bonds”). The per annum interest rate on the Mortgage Bonds will be 5.40%. We will pay interest on the Mortgage Bonds semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2023. The Mortgage Bonds will mature as to principal on April 1, 2053. The Mortgage Bonds will be secured by a first mortgage lien, subject only to permitted liens, on all or substantially all of our permanent fixed properties. We may redeem the Mortgage Bonds at our option, in whole or in part, at any time and from time to time, as described in this prospectus supplement under the caption “Description of the Mortgage Bonds — Optional Redemption.” There will not be any sinking fund for the Mortgage Bonds.
The Mortgage Bonds are a new issue of securities with no established trading market. We do not intend to list the Mortgage Bonds on any securities exchange or include them in any automated quotation system. Currently, there is no public market for the Mortgage Bonds. Please read the information provided under the caption “Description of the Mortgage Bonds” in this prospectus supplement and “Description of the First Mortgage Bonds” in the accompanying prospectus for a more detailed description of the Mortgage Bonds.
Investing in the Mortgage Bonds involves risks. See “Risk Factors” on page S-4 of this prospectus supplement.
	Price to Public(1)	Underwriting Discount(2)	Proceeds to Duke Energy Indiana, LLC Before Expenses
Per Mortgage Bond	99.910%	0.875%	99.035%
Total Mortgage Bonds	$499,550,000	$4,375,000	$495,175,000

(1)
Plus accrued interest from March 23, 2023, if settlement occurs after that date.

(2)
The underwriters have agreed to make a payment to us in an amount equal to $625,000, including in respect of expenses incurred by us in connection with this offering. See “Underwriting (Conflicts of Interest).”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
We expect the Mortgage Bonds to be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV, on or about March 23, 2023.

Joint Book-Running Managers
BofA Securities	Citigroup	SMBC Nikko	TD Securities	Truist Securities
	Credit Suisse		Mizuho
Co-Managers
Regions Securities LLC
Academy Securities	Great Pacific Securities	Mischler Financial Group, Inc.	Ramirez & Co., Inc.

The date of this prospectus supplement is March 21, 2023.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus authorized by us. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus authorized by us is accurate as of any date other than the date of the document containing the information or such other date as may be specified therein. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.
If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.
It is important for you to read and consider all information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents to which we have referred you in “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Duke Energy Indiana,” “we,” “us” and “our” or similar terms are to Duke Energy Indiana, LLC. References in this prospectus supplement to the “Mortgage Bonds” are to the First Mortgage Bonds, Series AAAA, 5.40%, Due April 1, 2053 being offered hereby, and references to the “Bonds” are to all first mortgage bonds from time to time issued under the Mortgage (as defined herein under “Description of the Mortgage Bonds”), including the Mortgage Bonds.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of the Mortgage Bonds in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in that Member State of Mortgage Bonds which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Duke Energy Indiana, nor the underwriters have authorized, nor do they authorize, the making of any offer of Mortgage Bonds other than to EEA Qualified Investors.
Prohibition of Sales to EEA Retail Investors — The Mortgage Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Mortgage Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Mortgage Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Mortgage Bonds in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of Mortgage Bonds which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any

S-ii

related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Duke Energy Indiana, nor the underwriters have authorized, nor do they authorize, the making of any offer of Mortgage Bonds other than to UK Qualified Investors.
Prohibition of Sales to United Kingdom Retail Investors—The Mortgage Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Mortgage Bonds or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Mortgage Bonds or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Mortgage Bonds offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information that is included elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement for information about how you can obtain the information that is incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. Investing in the Mortgage Bonds involves risks. See “Risk Factors” in this prospectus supplement.
Duke Energy Indiana, LLC
Duke Energy Indiana, LLC, an Indiana limited liability company and an indirect majority-owned subsidiary of Duke Energy Corporation (“Duke Energy”), is a regulated public utility primarily engaged in the generation, transmission, distribution, and sale of electricity in portions of Indiana. Our service area covers approximately 23,000 square miles. We supply electric service to approximately 890,000 residential, commercial and industrial customers. As of December 31, 2022, our asset portfolio included approximately 6,346 megawatts of owned generation capacity, 5,300 miles of transmission lines and 31,900 miles of distribution lines.
During 2021, Duke Energy executed an agreement providing for an investment by an affiliate of GIC Private Limited, Singapore’s sovereign wealth fund (“GIC”), in Duke Energy Indiana in exchange for a 19.9% minority interest in Duke Energy Indiana. The transaction was completed following two closings. The first closing occurred on September 8, 2021, and resulted in GIC acquiring an 11.05% interest in Duke Energy Indiana. The second closing occurred on December 22, 2022, and resulted in GIC acquiring an additional 8.85% interest in Duke Energy Indiana.
The address of our principal executive offices is 1000 East Main Street, Plainfield, Indiana 46168. Our telephone number is (704) 382-3853.
The foregoing information about Duke Energy Indiana is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy Indiana, you should refer to the information described under the caption “Where You Can Find More Information” in this prospectus supplement.

The Offering
Issuer
Duke Energy Indiana, LLC
Securities Offered
We are offering $500 million aggregate principal amount of the Mortgage Bonds.
Maturity Date
The Mortgage Bonds will mature on April 1, 2053.
Interest Rate
The per annum interest rate on the Mortgage Bonds will be 5.40%.
Interest Payment Dates
Interest on the Mortgage Bonds will be payable semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2023.
Ranking
The Mortgage Bonds are a new series of Bonds and will rank pari passu, except as to any sinking fund, maintenance and renewal fund or similar fund provided for in any outstanding series of Bonds (as defined herein under “Description of the Mortgage Bonds”), with all Bonds now or subsequently issued and outstanding under the Mortgage (as defined herein under “Description of the Mortgage Bonds”). At December 31, 2022, we had outstanding approximately $3.1 billion in aggregate principal amount of outstanding Bonds.
Further Issuance
Subject to the limits contained in the Mortgage that are described in the accompanying prospectus under “Description of First Mortgage Bonds — Issue of Additional First Mortgage Bonds,” we may from time to time, without the consent of existing holders of a series of Bonds, reopen such series of Bonds (including the Mortgage Bonds) and issue additional Bonds of such series under the Mortgage in addition to the Bonds of such series originally authorized. We may issue Bonds having the same ranking, interest rate, maturity date and other terms (except for the price to the public, the issue date and the first interest payment date, as applicable) as the Mortgage Bonds being offered hereby; provided, however, that such additional Bonds must be fungible with the Mortgage Bonds for U.S. federal income tax purposes, and any such additional Bonds, together with the Mortgage Bonds, will be taken to constitute the same series of Bonds under the Mortgage.
Collateral
The Mortgage Bonds will be secured by a first mortgage lien, subject only to permitted liens (as defined in the Mortgage), on all or substantially all of our permanent fixed properties.
Optional Redemption
Prior to October 1, 2052 (the date that is six months prior to the maturity date of the Mortgage Bonds (the “Par Call Date”)), we may redeem the Mortgage Bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Mortgage Bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 30 basis points less (b) interest accrued to the redemption date; and

•
100% of the principal amount of the Mortgage Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the Mortgage Bonds at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Mortgage Bonds to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
See “Description of the Mortgage Bonds — Optional Redemption.”
No Sinking Fund
There will not be any sinking fund for the Mortgage Bonds.
Basis of Issuance of Mortgage Bonds
We will issue the Mortgage Bonds under the Mortgage based upon the amount of previously authenticated Bonds that have been retired. See “Description of the Mortgage Bonds — Basis of Issuance of the Mortgage Bonds.”
Use of Proceeds
The net proceeds from the sale of the Mortgage Bonds, after deducting the underwriting discount and related offering expenses and giving effect to the underwriters’ payment to us, will be approximately $495.3 million. We intend to use the net proceeds from the sale of the Mortgage Bonds (i) to repay our outstanding $300 million term loan due October 2023 (the “Term Loan”), (ii) to pay down a portion of outstanding intercompany short-term debt under our money-pool borrowing arrangement with Duke Energy Corporation and (iii) for general company purposes. At January 31, 2023, we had approximately $698.6 million of outstanding short-term money-pool borrowings at an annual interest rate of 4.65%. A portion of the net proceeds may be invested temporarily in short-term interest-bearing accounts, securities or similar investments until they are used for their intended purposes.
Conflicts of Interest
Certain of the underwriters or their affiliates are lenders under the Term Loan, the repayment of which will be funded with a portion of the net proceeds from the sale of the Mortgage Bonds. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
Book-Entry
The Mortgage Bonds will be represented by one or more global securities registered in the name of and deposited with or on behalf of The Depository Trust Company (“DTC”) or its nominee. Beneficial interests in the Mortgage Bonds will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through either DTC in the United States or Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV, as operator of the Euroclear System (the “Euroclear System”) in Europe if they are participants in those systems, or indirectly through organizations which are participants in those systems. This means that you will not receive a certificate for your Mortgage Bonds and Mortgage Bonds will not be registered in your name, except under certain limited circumstances described under the caption “Book-Entry System — Certificated Mortgage Bonds.”
Bond Trustee
Deutsche Bank National Trust Company

RISK FACTORS
You should carefully consider the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2022, which has been filed with the Securities and Exchange Commission (the “SEC”), and is incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
•
The ability to implement our business strategy, including Duke Energy’s carbon emission reduction goals;

•
State and federal legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

•
The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

•
The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

•
The impact of extraordinary external events, such as the pandemic health event resulting from COVID-19, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territory;

•
Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

•
Industrial, commercial and residential growth or decline in our service territories or customer bases resulting from sustained downturns of the economy, reduced customer usage due to cost pressures from inflation or fuel costs, and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies;

•
Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in our service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;

•
Advancements in technology;

•
Additional competition in electric markets and continued industry consolidation;

•
The influence of weather and other natural phenomena on our operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

•
Changing investor, customer and other stakeholder expectations and demands including heightened emphasis on environmental, social and governance concerns and costs related thereto;

•
The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to us resulting from an incident that affects the U.S. electric grid or generating resources;

•
The impact on our facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;

•
The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

•
The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, our generation mix, and general market and economic conditions;

•
Our credit ratings may be different from what is expected;

•
Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans and other post-retirement benefit plans;

•
Construction and development risks associated with the completion of our capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

•
Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

•
The ability to control operation and maintenance costs;

•
The level of creditworthiness of counterparties to transactions;

•
The ability to obtain adequate insurance at acceptable costs;

•
Employee workforce factors, including the potential inability to attract and retain key personnel;

•
The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;

•
The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings; and

•
Asset or business acquisitions and dispositions may not yield the anticipated benefits.

Additional risks and uncertainties are identified and discussed in our reports filed with the SEC and are available at the SEC’s website. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
The net proceeds from the sale of the Mortgage Bonds, after deducting the underwriting discount and related offering expenses and giving effect to the underwriters’ payment to us, will be approximately $495.3 million. We intend to use the net proceeds from the sale of the Mortgage Bonds (i) to repay the Term Loan, (ii) to pay down a portion of outstanding intercompany short-term debt under our money-pool borrowing arrangement with Duke Energy Corporation and (iii) for general company purposes. At January 31, 2023, we had approximately $698.6 million of outstanding short-term money-pool borrowings at an annual interest rate of 4.65%. A portion of the net proceeds may be invested temporarily in short-term interest-bearing accounts, securities or similar investments until they are used for their intended purposes.
Certain of the underwriters or their affiliates are lenders under the Term Loan, the repayment of which will be funded with a portion of the net proceeds from the sale of the Mortgage Bonds. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

DESCRIPTION OF THE MORTGAGE BONDS
We will issue the Mortgage Bonds under our Indenture of Mortgage or Deed of Trust, dated September 1, 1939, between us and Deutsche Bank National Trust Company, as Trustee, as supplemented and amended from time to time, including by the Seventy-First Supplemental Indenture, to be dated as of March 23, 2023. The Indenture of Mortgage or Deed of Trust, as supplemented and amended, is sometimes called the “Mortgage” in this prospectus supplement. The trustee under the Mortgage is sometimes called the “Bond Trustee” in this prospectus supplement. The term “Bonds” refers to all first mortgage bonds from time to time issued under the Mortgage, including the Mortgage Bonds.
The following description of the Mortgage Bonds is only a summary and is not intended to be comprehensive. Please read the following information concerning the Mortgage Bonds in conjunction with the statements under “Description of the First Mortgage Bonds” in the accompanying prospectus, which the following information supplements and, in the event of any inconsistencies, supersedes.
General
The Mortgage Bonds will be issued as a new series of Bonds under the Mortgage. The Mortgage Bonds being offered hereby will be issued in the aggregate principal amount of $500 million. The Mortgage Bonds will mature on April 1, 2053.
The amount of Bonds that we may issue under the Mortgage is unlimited, subject to the provisions described below under “— Basis of Issuance of the Mortgage Bonds” and described in the accompanying prospectus under “Description of First Mortgage Bonds — Issue of Additional First Mortgage Bonds.”
Subject to the limits contained in the Mortgage that are described in the accompanying prospectus under “Description of First Mortgage Bonds — Issue of Additional First Mortgage Bonds,” we may from time to time, without the consent of existing holders of a series of Bonds, reopen such series of Bonds (including the Mortgage Bonds) and issue additional Bonds of such series under the Mortgage in addition to the Bonds of such series originally authorized. We may issue Bonds having the same ranking, interest rate, maturity date and other terms (except for the price to the public, the issue date and the first interest payment date, as applicable) as the Mortgage Bonds being offered hereby; provided, however, that such additional Bonds must be fungible with the Mortgage Bonds for U.S. federal income tax purposes, and any such additional Bonds, together with the Mortgage Bonds, will be taken to constitute the same series of Bonds under the Mortgage.
We will issue the Mortgage Bonds only in fully registered form without coupons and there will be no service charge for any transfers or exchanges of the Mortgage Bonds. We may, however, require payment to cover any tax or other governmental charge payable in connection with any transfer or exchange. If any of the Mortgage Bonds are not global securities held by DTC, transfers and exchanges of the Mortgage Bonds may be made at Deutsche Bank National Trust Company, c/o DB Services Americas, Inc., Institutional Cash & Security Services (ICSS), Issuer Services Operations Group, 5022 Gate Parkway, Suite 200, Jacksonville, Florida 32256 (Telephone No.: 1-800-735-7777 X 2), or at any other office maintained by us for such purpose.
The Mortgage Bonds will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Bonds will be exchangeable for an equivalent principal amount of Bonds of other authorized denominations of the same series.
Payments of principal of and any premium and interest on the Mortgage Bonds will be made at our office or agency in Plainfield, Indiana or, at the option of the registered owner of Mortgage Bonds, at the office or agency of Duke Energy Indiana in the Borough of Manhattan, The City of New York, except that interest on the Mortgage Bonds may be paid, at our option, by check mailed to the address of the person entitled to the interest payment. For information relating to payments on book-entry Mortgage Bonds, please see the information provided under the caption “Book-Entry System — Book-Entry Format” in this prospectus supplement.

Interest
Interest on the Mortgage Bonds will accrue at the rate of 5.40% per annum from March 23, 2023 or from the most recent interest payment date to which interest on the Mortgage Bonds has been paid or provided for. We will make interest payments on the Mortgage Bonds semi-annually in arrears on April 1 and October 1 of each year, beginning on October 1, 2023, to each holder of record at the close of business on the record date for the applicable interest payment date, which will be (i) the close of business on the business day immediately preceding such interest payment date so long as all of the Mortgage Bonds remain in book-entry only form or (ii) the close of business on the fifteenth calendar day immediately preceding such interest payment date if any of the Mortgage Bonds do not remain in book-entry only form, in each case, until the principal amount of the Mortgage Bonds has been paid or made available for payment. If any interest payment date or the maturity date falls on a day that is not a business day, the payment due on that interest payment date or the maturity date will be made on the next business day, without any interest or other payment in respect of such delay. Interest on the Mortgage Bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Optional Redemption
Prior to October 1, 2052, the Par Call Date, we may redeem the Mortgage Bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Mortgage Bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the redemption date; and

•
100% of the principal amount of the Mortgage Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.
On or after the Par Call Date, we may redeem the Mortgage Bonds at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Mortgage Bonds to be redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.
For purposes of the optional redemption provisions, the following term has the following meaning:
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable:
•
the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

•
if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

•
if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
The Trustee shall have no obligation or duty whatsoever to determine, or to verify our calculations of, the redemption price.
Redemption Procedures
We will provide not less than 30 nor more than 60 days’ notice mailed to each registered holder of the Mortgage Bonds to be redeemed, which, as long as the Mortgage Bonds are held in the book-entry only system referred to below, will be DTC, its nominee or a successor depositary or a nominee thereof. If the redemption notice is given and funds deposited as required, then interest will cease to accrue on and after the redemption date on the Mortgage Bonds or portions of such Mortgage Bonds called for redemption. If less than all of the Mortgage Bonds are to be redeemed at our option, and such Mortgage Bonds are held by DTC as global securities, DTC will select the Mortgage Bonds to be redeemed in accordance with its operational arrangements. If the Mortgage Bonds are not held by DTC as global securities, the Mortgage Bonds will be redeemed by lot. In the event that any redemption date is not a business day, we will pay the redemption price on the next business day without any interest or other payment due to the delay.
Security and Ranking
The Mortgage Bonds are a new series of Bonds and will rank pari passu, except as to any sinking fund, maintenance and renewal fund or similar fund provided for in any outstanding series of Bonds, with all Bonds now or subsequently issued and outstanding under the Mortgage. At December 31, 2022, we had outstanding approximately $3.1 billion in aggregate principal amount of Bonds, which will rank equally with the Mortgage Bonds. The Mortgage constitutes a first mortgage lien, subject only to permitted liens (as defined in the Mortgage), on all or substantially all of our permanent fixed properties.
We have not made any appraisal of the value of the properties subject to the lien. The value of the properties in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. In the event of liquidation, if the proceeds were not sufficient to repay amounts under all of the Bonds then outstanding, then holders of the Bonds, to the extent not repaid from the proceeds of the sale of the collateral, would only have an unsecured claim against our remaining assets. As of December 31, 2022, we had total indebtedness of approximately $4.3 billion, of which approximately $3.1 billion was secured indebtedness related to Bonds held by investors and approximately $0 million was related to Bonds securing various tax-exempt bonds.

Basis of Issuance of the Mortgage Bonds
We will issue the Mortgage Bonds under the Mortgage based upon the amount of previously authenticated Bonds that have been retired. As of December 31, 2022, we could also issue under the Mortgage, based upon the amount of previously authenticated Bonds that have been retired, up to approximately $1.1 billion (approximately $600 million after giving effect to the Mortgage Bonds offered hereby) of additional Bonds. As of December 31, 2022, we could issue under the Mortgage, upon the basis of bondable property, up to approximately $5.8 billion of additional Bonds.
For more information on our ability to issue additional Bonds, see “Description of First Mortgage Bonds — Issue of Additional First Mortgage Bonds” in the accompanying prospectus.
Sinking Fund
The Mortgage Bonds will not be entitled to the benefit of any sinking fund.
Defeasance
The lien of the Mortgage may be discharged if we irrevocably deposit with the Bond Trustee sufficient money to pay the principal and any premium and interest on all outstanding Bonds on the dates of those payments or upon redemption and we otherwise satisfy certain conditions of the Mortgage, such a discharge being called a “defeasance” in the Mortgage.
Under current U.S. federal income tax laws, a deposit and discharge described in the preceding paragraph with respect to the Bonds, including the Mortgage Bonds, prior to the stated maturity date or the redemption date of such Bonds would likely be treated as an exchange of such Bonds in which holders of such Bonds might recognize gain or loss. In addition, the amount, timing and character of amounts that holders of such Bonds would thereafter be required to include in income for U.S. federal income tax purposes with respect to such Bonds might be different from that which would be includible in the absence of such a deposit and discharge. We urge investors in the Mortgage Bonds to consult their own tax advisors as to the specific consequences of such a deposit and discharge, including the applicability and effect of tax laws other than U.S. federal income tax laws.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS
The following discussion summarizes certain U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Mortgage Bonds, and does not purport to be a complete analysis of all potential U.S. federal income tax considerations. This discussion only applies to Mortgage Bonds that are held as capital assets, within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and that are purchased in the initial offering at the initial offering price by Non-U.S. Holders (as defined below).
This summary is based on the Code, administrative pronouncements, judicial decisions and regulations of the Treasury Department, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to Non-U.S. Holders in light of their particular circumstances or to Non-U.S. Holders subject to special rules, such as certain financial institutions, tax-exempt organizations, insurance companies, traders or dealers in securities or commodities, persons holding Mortgage Bonds as part of a hedge or other integrated transaction, accrual method taxpayers subject to special tax accounting rules as a result of their use of certain financial statements under Section 451(b) of the Code, or certain former citizens or residents of the United States. This discussion does not address any U.S. federal income tax consequences for U.S. taxpayers who purchase Mortgage Bonds. Persons considering the purchase of Mortgage Bonds are urged to consult their tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Furthermore, this discussion does not describe the effect of U.S. federal estate and gift tax laws or the effect of any applicable foreign, state or local laws.
We have not and will not seek any rulings or opinions from the Internal Revenue Service (the “IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the acquisition, ownership or disposition of the Mortgage Bonds or that any such position would not be sustained.
Prospective investors should consult their own tax advisors with regard to the application of the U.S. federal income tax considerations discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws.
For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of a Mortgage Bond that, for U.S. federal income tax purposes, is neither a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) nor (i) an individual that is a citizen or resident of the United States; (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of such trust, or (B) the trust has made an election under the applicable Treasury regulations to be treated as a United States person.
If a partnership, or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Mortgage Bonds, the tax treatment of a partner in such a partnership will generally depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding Mortgage Bonds should consult their tax advisor as to the particular U.S. federal income tax considerations relevant to the acquisition, ownership and disposition of the Mortgage Bonds applicable to them.
Interest
It is anticipated, and this discussion assumes, that the Mortgage Bonds will not be issued with more than a de minimis amount of original issue discount. Except if interest on the Mortgage Bonds is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, and subject to the discussions below under “Foreign Account Tax Compliance Act” and “Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on payments of interest on the Mortgage Bonds provided that such Non-U.S. Holder

(A) does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our equity entitled to vote, (B) is not a controlled foreign corporation that is related to us directly or constructively through stock ownership, (C) is not a bank receiving such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (D) satisfies certain certification requirements. Such certification requirements will be met if (x) the Non-U.S. Holder provides its name and address, and certifies on an IRS Form W-8BEN or IRS Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a United States person or (y) a securities clearing organization or certain other financial institutions holding the Mortgage Bonds on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent with a copy thereof. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the Mortgage Bonds is a United States person.
If interest on the Mortgage Bonds is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States, but such Non-U.S. Holder does not satisfy the other requirements outlined in the preceding paragraph, interest on the Mortgage Bonds generally will be subject to U.S. withholding tax at a 30% rate (or a lower applicable treaty rate).
If interest on the Mortgage Bonds is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, the Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis at the rate applicable to United States persons generally (and, with respect to corporate holders, may also be subject to a 30% branch profits tax or a lower applicable treaty branch profits tax rate). If interest on the Mortgage Bonds is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States, such interest payments will not be subject to U.S. withholding tax so long as the Non-U.S. Holder provides us or our paying agent with the appropriate documentation (generally an IRS Form W-8ECI).
Sale, Redemption, or Other Taxable Disposition of the Mortgage Bonds
Subject to the discussion below under “Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax with respect to gain, if any, recognized on the sale, redemption, or other taxable disposition of the Mortgage Bonds. A Non-U.S. Holder will also generally not be subject to U.S. federal income tax with respect to such gain, unless (i) the gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, and, if certain tax treaties apply, is attributable to a permanent establishment or fixed base within the United States, or (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, such Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are satisfied. In the case described in (i) above, gain or loss recognized on the disposition of such Mortgage Bonds generally will be subject to U.S. federal income taxation in the same manner as if such gain or loss were recognized by a United States person, and, in the case of a Non-U.S. Holder that is a foreign corporation, may also be subject to the branch profits tax at a rate of 30% (or a lower applicable treaty branch profits tax rate). In the case described in (ii) above, the Non-U.S. Holder will be subject to a 30% tax (or a lower applicable treaty rate) on any capital gain recognized on the disposition of the Mortgage Bonds (after being offset by certain U.S. source capital losses).
Information Reporting and Backup Withholding
Information returns will be filed annually with the IRS in connection with payments we make on the Mortgage Bonds. Copies of these information returns may also be made available under the provisions of a specific tax treaty or other agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person, information returns may be filed with the IRS in connection with the proceeds from a sale, redemption, or other disposition of the Mortgage Bonds, and the Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) on payments on the Mortgage Bonds or on the proceeds from a sale, redemption, or other disposition of the Mortgage Bonds. The certification procedures required to claim the exemption from withholding on interest described above will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS in a timely manner.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act and related IRS guidance concerning foreign account tax compliance rules (“FATCA”), a 30% U.S. withholding tax is imposed on certain payments (which includes interest payments on the Mortgage Bonds) made to a non-United States entity that fails to take required steps to provide information regarding its “United States accounts” or its direct or indirect “substantial United States owners,” as applicable, or to make a required certification that it has no such accounts or owners. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the Mortgage Bonds if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above. Prospective investors should consult their own tax advisors regarding FATCA and whether it may be relevant to the ownership and disposition of the Mortgage Bonds.

BOOK-ENTRY SYSTEM
We have obtained the information in this section concerning DTC and its book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
The Mortgage Bonds initially will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co., DTC’s nominee.
Investors may elect to hold interests in each global security through either DTC in the United States or Clearstream or the Euroclear System in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and the Euroclear System will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and the Euroclear System’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank, N.A. will act as depositary for the Euroclear System (in such capacities, the “U.S. Depositaries”).
You may hold your interests in a global security in the United States through DTC, either as a participant in such system or indirectly through organizations which are participants in such system. So long as DTC or its nominee is the registered owner of the global securities representing the Mortgage Bonds, DTC or such nominee will be considered the sole owner and holder of the Mortgage Bonds for all purposes of the Mortgage Bonds and the Mortgage. Except as provided below, owners of beneficial interests in the Mortgage Bonds will not be entitled to have the Mortgage Bonds registered in their names, will not receive or be entitled to receive physical delivery of the Mortgage Bonds in definitive form and will not be considered the owners or holders of the Mortgage Bonds under the Mortgage, including for purposes of receiving any reports that we or the Bond Trustee deliver pursuant to the Mortgage. Accordingly, each person owning a beneficial interest in a Mortgage Bond must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Mortgage Bonds.
Unless and until we issue the Mortgage Bonds in fully certificated form under the limited circumstances described below under the heading “— Certificated Mortgage Bonds”:
•
you will not be entitled to receive physical delivery of a certificate representing your interest in the Mortgage Bonds;

•
all references in this prospectus supplement or in the accompanying prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

•
all references in this prospectus supplement or the accompanying prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Mortgage Bonds, for distribution to you in accordance with DTC procedures.

The Depository Trust Company
DTC will act as securities depositary for the Mortgage Bonds. The Mortgage Bonds will be issued as fully registered securities registered in the name of Cede & Co. DTC is:
•
a limited-purpose trust company organized under the New York Banking Law;

•
a “banking organization” within the meaning of the New York Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions, in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.
Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The contents of such website do not constitute part of this prospectus supplement.
If you are not a direct participant or an indirect participant and you wish to purchase, sell or otherwise transfer ownership of, or other interests in the Mortgage Bonds, you must do so through a direct participant or an indirect participant. DTC agrees with and represents to DTC participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law. The SEC has on file a set of the rules applicable to DTC and its direct participants.
Purchases of the Mortgage Bonds under DTC’s system must be made by or through direct participants, which will receive a credit for the Mortgage Bonds on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Mortgage Bonds are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive physical delivery of certificates representing their ownership interests in the Mortgage Bonds, except as provided below in “— Certificated Mortgage Bonds.”
To facilitate subsequent transfers, all Mortgage Bonds deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Mortgage Bonds with DTC and their registration in the name of Cede & Co. or such other DTC nominee has no effect on beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Mortgage Bonds. DTC’s records reflect only the identity of the direct participants to whose accounts such Mortgage Bonds are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Book-Entry Format
Under the book-entry format, the Bond Trustee will pay interest and principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants or to the beneficial owners. You may experience some delay in receiving your payments under this system.
DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Mortgage Bonds. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to Mortgage Bonds on your behalf. We and the Bond Trustee have no responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Mortgage Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Bond Trustee will not recognize you as a holder of any Mortgage Bonds under the Mortgage and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a Mortgage Bond if one or more of the direct participants to whom the Mortgage Bond is credited direct DTC to take such action. DTC can only act on behalf of its direct participants. Your ability to pledge Mortgage Bonds to indirect participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your Mortgage Bonds.
Certificated Mortgage Bonds
Unless and until they are exchanged, in whole or in part, for Mortgage Bonds in definitive form in accordance with the terms of the Mortgage Bonds, the Mortgage Bonds may not be transferred except as a whole by DTC to a nominee of DTC; as a whole by a nominee of DTC to DTC or another nominee of DTC; or as a whole by DTC or a nominee of DTC to a successor of DTC or a nominee of such successor.
We will issue Mortgage Bonds to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:
•
DTC notifies us that it is unwilling or unable to continue as securities depository or DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, as amended, and we are unable to appoint a qualified successor within 90 days;

•
an event of default has occurred and is continuing with respect to the Mortgage Bonds; or

•
we, at our option, and subject to DTC’s procedures, elect to effect an exchange of global securities for Mortgage Bonds issued to you or your nominees.

If any of the above events occurs, DTC is required to notify all direct participants that Mortgage Bonds in fully certificated registered form are available through DTC. DTC will then surrender each global security representing the Mortgage Bonds along with instructions for re-registration. The Bond Trustee will reissue the Mortgage Bonds in fully certificated registered form and will recognize the registered holders of the certificated Mortgage Bonds as holders under the Mortgage.
Global Clearance and Settlement Procedures
Initial settlement for the Mortgage Bonds will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear System participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear System, as applicable.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to their respective U.S. Depositaries.
Because of time-zone differences, credits of Mortgage Bonds received in Clearstream or the Euroclear System as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Mortgage Bonds settled during such processing will be reported to the relevant Euroclear System Participant or Clearstream participant on such business day. Cash received in Clearstream or the

Euroclear System as a result of sales of the Mortgage Bonds by or through a Clearstream participant or a Euroclear System participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or the Euroclear System cash account only as of the business day following settlement in DTC.
Although DTC, Clearstream and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of Mortgage Bonds among participants of DTC, Clearstream and the Euroclear System, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

UNDERWRITING (CONFLICTS OF INTEREST)
We have entered into an underwriting agreement with respect to the Mortgage Bonds with the underwriters listed below for whom BofA Securities, Inc., Citigroup Global Markets Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and Truist Securities, Inc. are acting as representatives (the “Representatives”). Subject to certain conditions, each of the underwriters has severally agreed to purchase the principal amount of Mortgage Bonds indicated in the following table:
Name	Principal Amount of Mortgage Bonds
BofA Securities, Inc.	$75,000,000
Citigroup Global Markets Inc.	75,000,000
SMBC Nikko Securities America, Inc.	75,000,000
TD Securities (USA) LLC	75,000,000
Truist Securities, Inc.	75,000,000
Credit Suisse Securities (USA) LLC	40,000,000
Mizuho Securities USA LLC	40,000,000
Regions Securities LLC	30,000,000
Academy Securities, Inc.	3,750,000
Great Pacific Securities	3,750,000
Mischler Financial Group, Inc.	3,750,000
Samuel A. Ramirez & Company, Inc.	3,750,000
Total	$500,000,000
The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Mortgage Bonds are subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters must purchase all of the Mortgage Bonds if they purchase any of the Mortgage Bonds.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.
The underwriters are offering the Mortgage Bonds subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by their counsel, including the validity of the Mortgage Bonds and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The Mortgage Bonds sold by the underwriters to the public will initially be offered at the price to the public set forth on the cover of this prospectus supplement and may be offered to certain dealers at that price less a concession not in excess of 0.500% of the principal amount of the Mortgage Bonds. The underwriters may allow, and those dealers may reallow, a discount not in excess of 0.350% of the principal amount of the Mortgage Bonds to certain other dealers. If all the Mortgage Bonds are not sold at the price to the public, the underwriters may change the price to the public and the other selling terms.
The expenses of this offering, not including the underwriting discount, are estimated to be approximately $550,000. The underwriters have agreed to make a payment to us in an amount equal to $625,000, including in respect of expenses incurred by us in connection with this offering.
New Issue of Mortgage Bonds
The Mortgage Bonds are a new issue of securities with no established trading market. The Mortgage Bonds will not be listed on any securities exchange or included in any automated quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the Mortgage Bonds, but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Mortgage Bonds.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Mortgage Bonds. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of Mortgage Bonds than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Mortgage Bonds while this offering is in process.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Mortgage Bonds. As a result, the price of the Mortgage Bonds may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include, among other activities, securities trading and underwriting, commercial and investment banking, financial advisory, corporate trust, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, some of the underwriters and/or their affiliates have in the past and may in the future provide us and our affiliates with commercial banking, investment banking, financial advisory and other services for which they have received and in the future will receive customary fees.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates have a lending relationship with us and our affiliates. Certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us and our affiliates consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Mortgage Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Mortgage Bonds offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
A portion of the net proceeds from the sale of the Mortgage Bonds will be to repay the Term Loan. Certain of the underwriters or their affiliates are lenders under the Term Loan. To the extent that a portion of the net proceeds from the offering of Mortgage Bonds is applied to repay the Term Loan, such underwriters will receive proceeds of the offerings through the repayment of that indebtedness. Accordingly, any such underwriter may have a conflict of interest, in that it has an interest in this offering beyond the underwriting discount it receives in connection with this offering.
Selling Restrictions
European Economic Area
Prohibition of Sales to EEA Retail Investors
The Mortgage Bonds may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Mortgage Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Mortgage Bonds.

United Kingdom
Prohibition of Sales to United Kingdom Retail Investors
The Mortgage Bonds may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Mortgage Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Mortgage Bonds.

Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Mortgage Bonds may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Duke Energy Indiana.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Mortgage Bonds in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Canada
The Mortgage Bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Mortgage Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Mortgage Bonds. The Mortgage Bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Mortgage Bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Mortgage Bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Mortgage Bonds may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The Mortgage Bonds have not been offered and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Mortgage Bonds may be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Mortgage Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The Mortgage Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”), and the Mortgage Bonds have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and guidelines promulgated by the relevant Japanese governmental and regulatory authorities and in effect at the relevant time.
Notice to Prospective Investors in the Republic of Korea
The Mortgage Bonds may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in the Republic of Korea or to any resident of the Republic of Korea except pursuant to the applicable laws and regulations of the Republic of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Mortgage Bonds have not been and will not be registered with the Financial Services Commission of Korea for public offering in the Republic of Korea. Furthermore, the Mortgage

Bonds may not be resold to residents of the Republic of Korea unless the purchaser of the Mortgage Bonds complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the Mortgage Bonds.
Notice to Prospective Investors in Taiwan
The Mortgage Bonds have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Mortgage Bonds in Taiwan.
Notice to Prospective Investors in the United Arab Emirates
The Mortgage Bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
The validity of the Mortgage Bonds will be passed upon for Duke Energy Indiana by Robert T. Lucas III, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Indiana. Certain legal matters with respect to the offering of the Mortgage Bonds will be passed upon for Duke Energy Indiana by Hunton Andrews Kurth LLP, New York, New York. Sidley Austin LLP, New York, New York, has acted as counsel to the underwriters. Sidley Austin LLP acts and, in the past has acted, as counsel to affiliates of Duke Energy Indiana in connection with various matters.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through Duke Energy Corporation’s website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on Duke Energy Corporation’s website is not a part of this prospectus supplement or the accompanying prospectus. Our filings are also available to the public through the SEC’s website at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents incorporated in the accompanying prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC. We incorporate by reference the document listed below and any future documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering is completed:
•
Annual Report on Form 10-K for the year ended December 31, 2022.

We, our parent company, Duke Energy Corporation, and certain of its other subsidiaries, separately filed the combined Annual Report on Form 10-K listed above. We do not intend to incorporate by reference into this prospectus supplement the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Indiana, LLC and its consolidated subsidiary), and we make no representation as to the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Indiana, LLC and its consolidated subsidiary) contained in such combined report.
We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus supplement. You may request a copy by writing us at the following address or telephoning one of the following numbers:
Investor Relations Department
Duke Energy Indiana, LLC
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)

Prospectus
Duke Energy Indiana, LLC
First Mortgage Bonds
Unsecured Debt Securities
From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.
We will provide specific terms of these offerings and securities in supplements to this prospectus. You should read carefully this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Investing in our securities involves risks. You should carefully consider the information in the section entitled “Risk Factors” on page 1 of this prospectus before you invest in any of our securities.
We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 23, 2022.

Prospectus

i

REFERENCES TO ADDITIONAL INFORMATION
This prospectus incorporates important business and financial information about us from other documents that are not included in or delivered with this prospectus. This information is available for you to review through the Securities and Exchange Commission’s, or SEC’s, website, www.sec.gov. You can also obtain those documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the company at the following address and telephone number:
Investor Relations Department
Duke Energy Indiana, LLC
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)
See “Where You Can Find More Information” in this prospectus.
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Duke Energy Indiana filed with the SEC utilizing a “shelf” registration process. Under the shelf registration process, we are registering an unspecified amount of first mortgage bonds and unsecured debt securities, and may issue any of such securities in one or more offerings.
This prospectus provides general descriptions of the securities Duke Energy Indiana may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described under the caption “Where You Can Find More Information.”
Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus to “Duke Energy Indiana,” “the Company,” “we,” “us” and “our” or similar terms are to Duke Energy Indiana, LLC.
FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook,” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized.
In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements included or incorporated by reference in this prospectus might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and we expressly disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ii

THE COMPANY
Duke Energy Indiana, LLC, an Indiana limited liability company and an indirect majority-owned subsidiary of Duke Energy Corporation, is a regulated public utility primarily engaged in the generation, transmission, distribution, and sale of electricity in portions of Indiana. Its service area covers approximately 23,000 square miles. We supply electric service to approximately 870,000 residential, commercial and industrial customers. As of December 31, 2021, our asset portfolio included approximately 6,346 megawatts of owned generation capacity, 5,300 miles of transmission lines and 31,300 miles of distribution lines.
During 2021, Duke Energy Corporation executed an agreement providing for an investment by an affiliate of GIC Private Limited, Singapore’s sovereign wealth fund (“GIC”), in Duke Energy Indiana in exchange for a 19.9% minority interest in Duke Energy Indiana. The transaction will be completed following two closings. The first closing occurred on September 8, 2021, and resulted in GIC acquiring an 11.05% interest in Duke Energy Indiana. The second closing is expected to occur no later than January 2023.
We are an Indiana limited liability company. The address of our principal executive offices is 1000 East Main Street, Plainfield, Indiana 46168. Our telephone number is (704) 382-3853.
The foregoing information about Duke Energy Indiana is only a general summary and is not intended to be comprehensive. For additional information about Duke Energy Indiana, you should refer to the information described under the caption “Where You Can Find More Information.”
RISK FACTORS
Investing in our securities involves risks. Before purchasing any securities we offer, you should carefully consider the risk factors that are incorporated by reference herein from the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K as they may be updated by our subsequent Quarterly Reports on Form 10-Q, together with all of the other information included in this prospectus and any prospectus supplement and any other information that we have incorporated by reference, including filings made with the SEC subsequent to the date hereof. Any of these risks, as well as other risks and uncertainties, could harm our financial condition, results of operations or cash flows.
USE OF PROCEEDS
Unless stated otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any offered securities:
•
to redeem or purchase from time to time presently outstanding securities when we anticipate those transactions will result in an overall cost savings;

•
to repay maturing securities;

•
to finance our ongoing construction program; or

•
for general company purposes.

DESCRIPTION OF FIRST MORTGAGE BONDS
We may issue from time to time one or more series of first mortgage bonds under a first mortgage indenture dated September 1, 1939, between us and Deutsche Bank National Trust Company, as first mortgage trustee, as supplemented to date (the “Mortgage”) and as proposed to be supplemented by one or more supplemental indentures. When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of these first mortgage bonds in a prospectus supplement.
We have summarized certain terms and provisions of the Mortgage. The summary is not complete. The Mortgage is an exhibit to the registration statement of which this prospectus forms a part. You should read the Mortgage for the provisions that may be important to you. Terms used in this summary have the meanings specified in the Mortgage. The Mortgage is subject to and governed by the Trust Indenture Act of 1939, as amended.

General
The relevant prospectus supplement will describe the terms of any series of first mortgage bonds being offered pursuant to this prospectus, including:
•
the aggregate principal amount of the first mortgage bonds;

•
the date or dates on which the first mortgage bonds mature;

•
the rate or rates per annum at which the first mortgage bonds will bear interest;

•
the dates on which interest will be payable;

•
the redemption terms of the first mortgage bonds;

•
the office or agency where the principal of and any premium and interest on the first mortgage bonds will be payable, and each office or agency where the first mortgage bonds may be presented for registration of transfer or exchange; and

•
any other terms of the first mortgage bonds not inconsistent with the provisions of the Mortgage.

Interest will be paid to registered holders of record on the applicable record date as established in the supplemental indenture relating to the first mortgage bonds. Unless otherwise specified in the prospectus supplement, the first mortgage bonds will be issued only in fully registered form in denominations of $1,000 and integral multiples thereof. The first mortgage bonds may be exchanged without charge for first mortgage bonds of other denominations, unless otherwise specified in the relevant prospectus supplement.
The first mortgage bonds are not entitled to the benefits of an improvement and sinking fund.
Maintenance and Renewal
The first mortgage bonds are not entitled to the benefits of a maintenance and renewal fund. However, with respect to all series of first mortgage bonds issued prior to Series BBB, the following provisions of the Mortgage will apply:
During each calendar year, so long as any bonds are outstanding thereunder, we must expend sums equal to the greater of (a) 15% of our gross operating revenues (which, as defined in the Mortgage, excludes revenues received after January 1, 1976 which are attributable to increases in the unit cost of fuel over the average unit cost of fuel used in 1975) for such calendar year or (b) 2.25% of our depreciable property on January 1 of such year for (i) the maintenance and repair of the mortgaged properties, (ii) the construction or acquisition of bondable property, or (iii) the retirement of bonds issued under the Mortgage. We must deposit annually with the first mortgage trustee cash to the extent that such aggregate amount is not so expended, less any credits for excess expenditures for such purposes in prior years. Any cash so deposited may be withdrawn by us or applied by the first mortgage trustee as provided in the Mortgage (including the redemption at the optional redemption price of bonds which are then redeemable at our option). Excess expenditures may be used to comply with the requirements of any subsequent year or years, and gross expenditures (as defined and limited in the Mortgage) for bondable property may be certified to comply with the provisions of clause (ii) above. Expenditures so used, and bonds retired through expenditures so used, cannot be used for other purposes under the Mortgage; and expenditures used or bonds retired for other purposes under the Mortgage cannot be used for the purpose of complying with said maintenance and renewal provisions. The Mortgage does not require that any notice be given to bondholders in connection with these maintenance and renewal requirements, unless and until an event of default under the Mortgage occurs by reason of our failure to meet the requirements. The maintenance and renewal provisions of the Mortgage do not require the retirement annually of any specific amount of outstanding first mortgage bonds.
We will maintain the mortgaged properties in good repair and working order.
Security
The first mortgage bonds will rank pari passu, except as to any sinking fund, maintenance and renewal fund or similar fund provided for in any outstanding series of bonds, with all bonds now or subsequently issued and outstanding under the Mortgage. The Mortgage constitutes a first mortgage lien, subject only to permitted liens (as defined in the Mortgage), on all or substantially all of our permanent fixed properties.
Issue of Additional First Mortgage Bonds
Additional new series of first mortgage bonds, without limitation as to aggregate principal amount, may be issued under, and in accordance with the terms of, the Mortgage from time to time on any one or more of the following bases:
1.   For or on account of the “retirement” of an equal principal amount of first mortgage bonds of any one or more other series previously authenticated under the Mortgage; but we have covenanted that, so long as any first mortgage bonds issued under the Mortgage remain outstanding, first mortgage bonds issued for or on account of such “retirement” will be issued only in respect of first mortgage bonds issued after August 31, 1945.
2.   In principal amount not greater than 60% of “net expenditures” made by the Company after September 26, 1945 for the construction or acquisition of “bondable property” (which includes construction work in progress to the extent actually constructed or erected) which has become subject to the lien of the Mortgage and is not subject to any lien or mortgage equal or prior in lien or mortgage securing obligations for the payment or redemption of which the necessary funds shall have been deposited irrevocably in trust with instructions to apply such funds to the payment or redemption of such obligations.
3.   In an aggregate principal amount equal to the amount of cash deposited with the first mortgage trustee under the Mortgage, which “deposited cash” may be applied to the redemption or purchase of first mortgage bonds of any series issued under the Mortgage or may be withdrawn by us to an amount equal to the principal amounts of any first mortgage bonds which could be authenticated for the purposes and under the conditions stated in 1 and 2 above.
No additional first mortgage bonds may be authenticated for or on account of “net expenditures” for “bondable property” or for “deposited cash,” and no additional first mortgage bonds bearing a higher rate of interest than the first mortgage bonds for or on account of the “retirement” of which they are issued may be authenticated more than five years prior to the stated maturity of the first mortgage bonds for or on account of the “retirement” of which they are issued, unless “net earnings” requirements (i.e., net earnings for the twelve months ended prior to such issuance must be two times the interest on all first mortgage bonds outstanding after giving effect to such issuance) are satisfied. For purposes of the Mortgage, the “net earnings” of Duke Energy Indiana for any period means an amount, computed in accordance with accepted principles of accounting, determined by deducting from the total gross earnings and income for Duke Energy Indiana derived from all sources for such period all operating expenses of Duke Energy Indiana for such period, the remainder being adjusted, if necessary, so that no more than ten per centum (10%) thereof consists of the aggregate of (a) net non-operating income, (b) net operating revenues derived from the operation by Duke Energy Indiana of any properties other than electric, gas or water properties, and (c) net earnings from any properties not owned by Duke Energy Indiana.
The supplemental indentures relating to the first mortgage bonds will provide that, at any time when no first mortgage bonds of any series prior to Series BBB are outstanding, the 60% “bonding ratio” referred to in subsection 2 of the first paragraph above will increase to 66 2∕3%.
Acquisition of Property Subject to Prior Lien
The Mortgage provides that we will not, so long as any first mortgage bonds are outstanding under the Mortgage, acquire any properties which at the time of the acquisition are subject to a lien or liens equal or prior to the lien of the Mortgage (other than “permitted liens”) if at the date of acquisition the principal amount of outstanding obligations secured by such liens exceeds 60% of the “value” of “bondable property” so acquired, or if the “net earnings” of such property for twelve consecutive months ending within 90 days next preceding the date of acquisition has been less than two times the interest charges for one year on all outstanding obligations secured by such lien at the time of acquisition, except obligations for the payment or redemption of which the necessary funds have been deposited irrevocably in trust with instructions to apply such funds to the payment or redemption of such obligations. The Mortgage further provides that upon the acquisition of any property subject to a lien or liens equal or prior to the lien of the First Mortgage, we will cause all such mortgages then existing on such property to be closed and, after such acquisition, will permit no additional indebtedness to be secured by those mortgages.
The supplemental indentures relating to the first mortgage bonds will provide that, at any time when no first mortgage bonds of any series prior to Series BBB are outstanding, the 60% figure in principal amount of outstanding obligations secured referred to in the previous paragraph above will increase to 66 2∕3%
Modification of Mortgage
In general, modifications or alterations of the Mortgage, and of the rights or obligations of Duke Energy Indiana and of the bondholders, as well as waivers of compliance with the Mortgage, may with the approval of our Board of Directors be made at bondholders’ meetings with the affirmative vote of 75% of the aggregate principal amount of the first mortgage bonds entitled to vote at the meeting with respect to matters involved; provided, however, that no modifications or alterations may be made which will permit (1) the extension of the time or times of payment of the principal of, or the interest or the premium (if any) on, any first mortgage bond, or the reduction in the principal amount thereof or in the rate of interest or the amount of any premium thereon, or any other modification in terms of payment of such principal, interest or premium, which terms shall always be unconditional, or (2) the creation of any lien ranking prior to or on a parity with the lien of the Mortgage with respect to any of the mortgaged properties, or (3) the depriving of any bondholder of a lien upon the mortgaged properties, or (4) the reduction of the percentage of first mortgage bonds required for the taking of action with respect to any such modification or alteration.
The supplemental indentures relating to the first mortgage bonds will provide that, at any time when no first mortgage bonds of any series prior to Series BBB are outstanding, the 75% vote requirement referred to in the previous paragraph will decrease to 66 2∕3%.
Dividend Restrictions
The Mortgage provides that, so long as any first mortgage bonds are outstanding under the Mortgage, Duke Energy Indiana may not declare or pay any dividends or make any distributions on shares of any class of its capital stock (other than on preferred stock or dividends payable in shares of its common stock or dividends which are applied to the purchase of shares of its common stock by the shareholder receiving such dividends) or purchase, retire or otherwise acquire for a consideration any shares of its common stock, except out of our earned surplus or net profits determined in accordance with generally accepted principles of accounting and lawfully available for that purpose. For the purpose of this covenant only, in computing the amount of such earned surplus or net profits, there shall have been, subsequent to September 1, 1939, and up to the date as of which the computation is made, charged to operating expenses for maintenance or as a reserve for depreciation or retirements, the aggregate amounts required to be expended or deposited with the first mortgage trustee under the provisions described under the caption “Maintenance and Renewal” for such period. The Mortgage does not require that any notice be given to bondholders in connection with the foregoing restrictions on dividends, unless and until an event of default under the Mortgage occurs by reason of the Company’s violation of that dividend restriction. For purposes of the Mortgage, the terms (i) “dividend” shall be interpreted so as to include distributions and (ii) “common stock” shall be interpreted so as to include membership interests.
Concerning the First Mortgage Trustee
The Mortgage provides that the holders of a majority in principal amount of the outstanding first mortgage bonds have the right to require the first mortgage trustee to take action on behalf of the bondholders, but under certain circumstances the first mortgage trustee may decline to follow such directions or to exercise certain of its powers. Prior to taking such action, the first mortgage trustee is entitled to indemnity satisfactory to it against costs, expenses and liabilities that may be incurred in the course of such action. Such right to indemnification does not impair the absolute right of any bondholder to enforce payment of the principal of and interest on such bondholder’s first mortgage bonds when due.

Certain affiliates of the first mortgage trustee make loans to, and provide various financial services for, us and our affiliates in the normal course of business.
Defaults, Notices and Certificates
The Mortgage provides generally that failure for 30 days to pay interest on any first mortgage bond, failure to pay the principal of any first mortgage bond, whether at maturity or upon redemption or declaration, failure to pay principal or interest on any prior lien obligations, failure for 60 days after notice to perform or observe other covenants of the Mortgage, default under any mortgage or other instrument securing any prior lien obligations and the occurrence of insolvency, bankruptcy or similar proceedings constitute events of default. The first mortgage trustee is required to give notice to the bondholders of the occurrence of any event which constitutes, or which, with the giving of notice or the lapse of time or both, would constitute, an event of default, except that the first mortgage trustee may withhold such notice if the first mortgage trustee determines that to do so is in the interests of the bondholders unless such event relates to the payment of principal of or interest on or any sinking fund obligation for the benefit of any of the first mortgage bonds. Upon the occurrence of an event of default, the first mortgage trustee may, and upon written request of the holders of a majority in principal amount of all first mortgage bonds then outstanding under the Mortgage due and payable must, enforce the lien of the Mortgage by foreclosure or exercise such other remedies as are provided in the Mortgage.
Compliance with certain provisions of the Mortgage is required to be evidenced by various written statements or certificates filed with the first mortgage trustee, and various certificates and other papers are required to be filed with the first mortgage trustee annually and upon the happening of various events. However, no periodic evidence is required to be furnished as to the absence of events of default or compliance with the terms of the Mortgage.
DESCRIPTION OF UNSECURED DEBT SECURITIES
We may issue from time to time one or more series of senior unsecured debt securities or junior subordinated unsecured debt securities under a Debenture Indenture, dated November 15, 1996, between us and The Bank of New York Mellon Trust Company, N.A., as successor debenture trustee. When we offer to sell a particular series of unsecured debt securities, we will describe the specific terms of these unsecured debt securities in a prospectus supplement. Such prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to that particular series of unsecured debt securities.
We have summarized certain terms and provisions of the Debenture Indenture. The summary is not complete. The Debenture Indenture is an exhibit to the registration statement of which this prospectus forms a part. You should read the Debenture Indenture for the provisions that may be important to you. Terms used in this summary have the meanings specified in the Debenture Indenture. The Debenture Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.
General
The Debenture Indenture allows us to issue unsecured debt securities in an unlimited amount from time to time. The relevant prospectus supplement will describe the terms of any unsecured debt securities being offered, including:
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the title of the unsecured debt securities;

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any limit on the aggregate principal amount of the unsecured debt securities;

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the date or dates on which the principal of any of the unsecured debt securities will be payable;

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the rate or rates at which any of the unsecured debt securities will bear interest, if any;

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the date from which interest, if any, on the unsecured debt securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the record dates for any interest payments;

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the right, if any, to extend interest payment periods and the duration of any extension;

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any redemption, purchase or sinking fund provisions;

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the place or places where the principal of and any premium and interest on any of the unsecured debt securities will be payable;

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the denominations in which the unsecured debt securities will be issuable;

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the index, if any, with reference to which the amount of principal of or any premium or interest on the unsecured debt securities will be determined;

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any addition to or change in the events of default applicable to any of the unsecured debt securities and any change in the right of the debenture trustee or the holders to declare the principal amount of any of the unsecured debt securities due and payable;

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any addition to or change in the covenants in the Debenture Indenture;

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whether the unsecured debt securities will be defeasible;

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whether the unsecured debt securities will be issued in the form of one or more global securities;

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the applicability of or any change in the subordination provisions of the Debenture Indenture to a series of unsecured debt securities; and

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any other terms of the unsecured debt securities not inconsistent with the provisions of the Debenture Indenture.

Subordination of Certain Unsecured Debt Securities
The Debenture Indenture provides that one or more series of unsecured debt securities may be subordinate and subject in right of payment to the prior payment in full of all senior debt of the Company.
No payment of principal of (including redemption and sinking fund payments), premium, if any, or interest on, the junior subordinated unsecured debt securities may be made if any senior debt is not paid when due, if any default has not been cured or waived, or if the maturity of any senior debt has been accelerated because of a default. Upon any distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all senior debt must be paid in full before the holders of the junior subordinated unsecured debt securities are entitled to receive or retain any payment. The rights of the holders of the junior subordinated unsecured debt securities will be subordinated to the rights of the holders of senior debt to receive payments or distributions applicable to senior debt.
In this prospectus, we use the term “senior debt” to mean the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether currently outstanding or later incurred, created or assumed:
(a)   all indebtedness of the Company evidenced by notes, debentures, bonds, or other securities sold by the Company for money, excluding junior subordinated unsecured debt securities, but including all first mortgage bonds of the Company outstanding from time to time;
(b)   all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by the Company; and
(c)   all renewals, extensions, or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b);
unless the instrument creating, evidencing, assuming or guaranteeing any particular indebtedness, renewal, extension or refunding expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with the junior subordinated unsecured debt securities.
The Debenture Indenture does not limit the aggregate amount of senior debt that the Company may issue.

Exchange, Register and Transfer
The unsecured debt securities of each series will be issuable only in fully registered form without coupons.
The unsecured debt securities may be presented for exchange or registration of transfer in the manner, at the places and subject to the restrictions set forth in the unsecured debt securities and the relevant prospectus supplement. Subject to the limitations noted in the Debenture Indenture, you will not have to pay for these services, except for any associated taxes or other governmental charges.
Payment and Paying Agents
Unless the applicable prospectus supplement indicates otherwise, payment of interest on an unsecured debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date for the interest payment.
Unless the applicable prospectus supplement indicates otherwise, principal of and any premium and interest on the unsecured debt securities will be payable at the office of the paying agent designated by us. However, we may elect to pay interest by check mailed to the address of the person entitled to the payment at the address appearing in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the debenture trustee in the City of Cincinnati will be designated as our sole paying agent for payments with respect to unsecured debt securities of each series. Any other paying agents initially designated by us for the unsecured debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the unsecured debt securities of a particular series.
All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any unsecured debt security which remain unclaimed at the end of 18 months after the principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment.
Consolidation, Merger, and Sale of Assets
The Debenture Indenture does not contain any provision that restricts our ability to merge or consolidate with or into any other entity, sell or convey all or substantially all of our assets to any other entity or otherwise engage in restructuring transactions, provided that the successor entity assumes due and punctual payment of the principal, premium, if any, and interest on the unsecured debt securities.
Events of Default
Each of the following is defined as an event of default under the Debenture Indenture with respect to unsecured debt securities of any series:
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failure to pay principal of or any premium on any debt security of that series when due;

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failure to pay any interest on any debt security of that series when due, continued for 30 days;

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failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

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failure to perform any other of our covenants in the Debenture Indenture (other than a covenant included in the Debenture Indenture solely for the benefit of a series other than that series), continuing for 90 days after written notice has been given by the debenture trustee or the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series, as provided in the Debenture Indenture; and

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certain events of bankruptcy, insolvency or reorganization.

If an event of default (other than a bankruptcy, insolvency or reorganization event of default) with respect to the outstanding unsecured debt securities of any series occurs and is continuing, either the debenture trustee or the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series, by notice as provided in the Debenture Indenture, may declare the principal amount of the unsecured debt securities of that series to be due and payable immediately. If a bankruptcy, insolvency or reorganization event of default with respect to the outstanding unsecured debt securities of any series occurs, the principal amount of all the unsecured debt securities of that series will automatically, and without any action by the debenture trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series may, under certain circumstances, rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Debenture Indenture. For information as to waiver of defaults, see “Modification and Waiver.”
Subject to the provisions of the Debenture Indenture relating to the duties of the debenture trustee, if an event of default occurs, the debenture trustee will be under no obligation to exercise any of its rights or powers under the Debenture Indenture at the request or direction of any of the holders, unless the holders shall have offered to the debenture trustee reasonably satisfactory indemnity. Subject to these provisions for the indemnification of the debenture trustee, the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the unsecured debt securities of that series.
No holder of an unsecured debt security of any series will have any right to institute any proceeding with respect to the Debenture Indenture, or for the appointment of a receiver or a debenture trustee, or for any other remedy thereunder, unless:
(a)   the holder has previously given to the debenture trustee written notice of a continuing event of default with respect to the unsecured debt securities of that series;
(b)   the holders of at least 35% in aggregate principal amount of the outstanding unsecured debt securities of that series have made written request, and have offered reasonably satisfactory indemnity, to the debenture trustee to institute a proceeding as trustee; and
(c)   the debenture trustee has failed to institute a proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of that series a direction inconsistent with such request, within 60 days after receipt of such notice, request and offer of indemnity. However, these limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on the debt security on or after the applicable due date specified in the debt security.
We will be required to furnish to the debenture trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the Debenture Indenture and, if so, specifying all known defaults.
Modification and Waiver
Modifications and amendments of the Debenture Indenture may be made by us and the debenture trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of each series affected by the modification or amendment; provided, however, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:
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change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

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reduce the principal amount of, or any premium or interest on, any debt security;

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reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof;

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change the place or currency of payment of principal of, or any premium or interest on, any debt security;

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affect the applicability of the subordination provisions to any debt security;

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impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

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reduce the percentage in aggregate principal amount of outstanding unsecured debt securities of any series, the consent of whose holders is required for modification or amendment of the Debenture Indenture;

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reduce the percentage in aggregate principal amount of outstanding unsecured debt securities of any series necessary for waiver of compliance with certain provisions of the Debenture Indenture or for waiver of certain defaults; or

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modify these provisions relating to modification and waiver.

The holders of not less than a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive our compliance with certain restrictive provisions of the Debenture Indenture. The holders of a majority in aggregate principal amount of the outstanding unsecured debt securities of any series may waive any past default under the Debenture Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Debenture Indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.
Generally, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding unsecured debt securities of any series entitled to give or take any direction, notice, consent, waiver, or other action under the Debenture Indenture, in the manner and subject to the limitations provided in the Debenture Indenture. In certain limited circumstances, the debenture trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding unsecured debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite aggregate principal amount of unsecured debt securities within 180 days following the record date, or such shorter period as we (or the debenture trustee, if it sets the record date) may specify.
Defeasance and Covenant Defeasance
Under the Debenture Indenture, we may elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness, or the provisions relating to defeasance of certain restrictive covenants, applied with respect to the unsecured debt securities of any series.
Defeasance and Discharge
If we elect to have the provisions of the Debenture Indenture relating to defeasance and discharge of indebtedness applied to any unsecured debt securities, we will be discharged from all our obligations with respect to those unsecured debt securities (except for certain obligations to exchange or register the transfer of unsecured debt securities, to replace stolen, lost or mutilated unsecured debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such unsecured debt securities of money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. This defeasance or discharge may occur only if, among other things, we have delivered to the debenture trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance, and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge did not occur.
Defeasance of Certain Covenants
If we elect to have the provisions of the Debenture Indenture relating to defeasance of certain covenants applied to any unsecured debt securities, we may omit to comply with certain restrictive covenants that may be described in any applicable prospectus supplement, and the occurrence of certain events of default with respect to those restrictive covenants will no longer be applicable to those unsecured debt securities. In order to exercise this option, we will be required to deposit, in trust for the benefit of the holders of the unsecured debt securities, money or U.S. Government Obligations, or both, which will provide money sufficient to pay the principal of and any premium and interest on the unsecured debt securities as they become due. We will also be required, among other things, to deliver to the debenture trustee an opinion of counsel to the effect that holders of such unsecured debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance did not occur. If we were to exercise this option with respect to any unsecured debt securities and those unsecured debt securities subsequently were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. Government Obligations deposited in trust would be sufficient to pay amounts due on the unsecured debt securities at the time of their respective stated maturities but might not be sufficient to pay the amounts due upon acceleration resulting from the event of default. In that case, we would remain liable for those payments.
Title
The Company and the debenture trustee, and any agent of the Company or the debenture trustee, may treat the person in whose name an unsecured debt security is registered as the absolute owner thereof (whether or not the debt security may be overdue) for the purpose of making payment and for all other purposes.
Governing Law
The Debenture Indenture and the unsecured debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Concerning the Debenture Trustee
The Bank of New York Mellon Trust Company, N.A. is the successor trustee under the Debenture Indenture. The Bank of New York Mellon Trust Company, N.A. also acts as the trustee for certain debt securities of our affiliates. The Bank of New York Mellon makes loans to, and performs other financial services for, us and our affiliates in the normal course of business.
GLOBAL SECURITIES
We may issue some or all of the first mortgage bonds and unsecured debt securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.
As long as the securities depositary or its nominee is the registered holder of a global security representing securities described in this prospectus, that person will be considered the sole owner and holder of the global security and the securities it represents for all purposes. Except in limited circumstances, owners of beneficial interests in a global security:
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may not have the global security or any securities it represents registered in their names;

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may not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

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will not be considered the owners or holders of the global security or any securities it represents for any purposes under the applicable securities or the related mortgage or indenture.

We will make all payments of principal and any premium and interest on a global security to the securities depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Ownership of beneficial interests in a global security will be limited to institutions having accounts with the securities depositary or its nominee, which are called “participants” in this discussion, and to persons that hold beneficial interests through participants. When a global security representing securities described in this prospectus is issued, the securities depositary will credit on its book-entry, registration and transfer system the principal amounts of securities the global security represents to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:
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the securities depositary, with respect to participants’ interests; and

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any participant, with respect to interests the participant holds on behalf of other persons.

Payments participants make to owners of beneficial interests held through those participants will be the responsibility of those participants. The securities depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the securities depositary’s or any participant’s records relating to beneficial interests in a global security representing securities described in this prospectus, for payments made on account of those beneficial interests or for maintaining, supervising or reviewing any records relating to those beneficial interests:
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Duke Energy Indiana;

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the applicable trustee; or

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any agent of either of them.

PLAN OF DISTRIBUTION
We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The prospectus supplement relating to the securities being offered will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
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the name or names of any underwriters;

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the purchase price of the securities and the proceeds to us from the sale;

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any underwriting discounts and other items constituting underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only those underwriters identified in the prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.
We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies. We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.
We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities covered by this prospectus will be named in a prospectus supplement relating to such securities. Commissions payable by us to agents will be set forth in a prospectus supplement relating to the securities being offered. Unless otherwise indicated in a prospectus supplement, any such agents will be acting on a best-efforts basis for the period of their appointment.

Some of the underwriters, dealers or agents and some of their affiliates who participate in the securities distribution may engage in other transactions with, and perform other services for, us and our subsidiaries or affiliates in the ordinary course of business.
Any underwriting or other compensation which we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended. Underwriters, and their controlling persons, and agents may be entitled, under agreements we enter into with them, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from Duke Energy Indiana, LLC’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
VALIDITY OF THE SECURITIES
Elizabeth Heneghan, Esq., who is Deputy General Counsel of Duke Energy Business Services LLC, the service company affiliate of Duke Energy Indiana, and/or counsel named in the applicable prospectus supplement, will issue an opinion about the validity of the securities we are offering in the applicable prospectus supplement. Counsel named in the applicable prospectus supplement will pass upon certain legal matters on behalf of any underwriters.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC, as well as additional information about us, are available to the public through Duke Energy Corporation’s website at http://www.duke-energy.com and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The information on Duke Energy Corporation’s website is not a part of this prospectus. Our filings are also available to the public through the SEC web site at http://www.sec.gov.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents.
The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents incorporated in the prospectus at the time the registration statement became effective and all later documents filed with the SEC, in all cases as updated and superseded by later filings with the SEC.
Duke Energy Indiana incorporates by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering is completed:
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Annual Report on Form 10-K for the year ended December 31, 2021;

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Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022; and

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Current Reports on Form 8-K filed on March 15, 2022 (only Item 2.06) and March 21, 2022.

We, our parent company, Duke Energy Corporation, and certain of its other subsidiaries separately filed the combined Annual Report on Form 10-K and Quarterly Reports on Form 10-Q listed above. We do not intend to incorporate by reference into this prospectus the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Indiana, LLC and its consolidated subsidiary), and we make no representation as to the information relating to Duke Energy Corporation and its subsidiaries (other than Duke Energy Indiana, LLC and its consolidated subsidiary) contained in such combined reports.
We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus. You may request a copy by writing us at the following address or telephoning one of the following numbers:
Investor Relations Department
Duke Energy Indiana, LLC
P.O. Box 1005
Charlotte, North Carolina 28201
(704) 382-3853 or (800) 488-3853 (toll-free)
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities described in this prospectus in any state where the offer or sale is not permitted. You should assume that the information contained in the prospectus is accurate only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.